Exhibit 10.1
Willis Towers Watson Non-Qualified Deferred Savings Plan for U.S. Employees
(as amended and restated effective January 1, 2017)
1.ESTABLISHMENT OF PLAN. THE PLAN WAS ORIGINALLY ADOPTED AND ESTABLISHED AS AN UNFUNDED DEFERRED COMPENSATION PLAN FOR A SELECT GROUP OF KEY MANAGEMENT OR HIGHLY COMPENSATED EMPLOYEES OF TOWERS WATSON DELAWARE INC., A DELAWARE CORPORATION (THE “TOWERS WATSON DELAWARE”) AND ITS PREDECESSORS. THE BOARD OF DIRECTORS OF WILLIS GROUP HOLDINGS PLC, AN IRISH PUBLIC LIMITED COMPANY (“WILLIS” OR “COMPANY”), AND THE BOARD OF DIRECTORS OF TOWERS WATSON & CO., A DELAWARE CORPORATION (“TOWERS WATSON”) AND THE PARENT OF TOWERS WATSON DELAWARE, ENTERED INTO AN AGREEMENT AND PLAN OF MERGER (THE “MERGER AGREEMENT”) DATED JUNE 29, 2015, PROVIDING FOR THE COMBINATION OF WILLIS AND TOWERS WATSON, WITH WILLIS AS THE SURVIVNG COMPANY (THE “MERGER”). ON JANUARY 4, 2016 THE MERGER WAS COMPLETED (THE “MERGER EFFECTIVE DATE”). FURTHER, UPON THE COMPLETION OF THE MERGER, WILLIS CHANGED ITS NAME TO WILLIS TOWERS WATSON PLC. IN CONNECTION WITH THE MERGER AND RELATED RANAMING OF WILLIS AND OTHER SUBSTANTIVE AMENDMENTS MADE TO THE PROVISIONS OF THE PLAN, THE PLAN WAS AMENDED AND RESTATED IN ITS ENTIRETY AS THE TOWERS WATSON AMENDED AND RESTATED NON-QUALIFIED DEFERRED SAVINGS PLAN AND WAS ASSUMED BY WILLIS AS OF THE MERGER EFFECTIVE DATE. THE PLAN IS HEREBY AMENDED AND RESTATED IN ITS ENTIRETY EFFECTIVE AS OF JANUARY 1, 2017 (THE “EFFECTIVE DATE”).
2.PURPOSE OF PLAN. THE PURPOSE OF THE PLAN IS TO PROVIDE A SELECT GROUP OF MANAGEMENT OR HIGHLY COMPENSATED EMPLOYEES (WITHIN THE MEANING OF SECTIONS 201(2), 301(A)(3), AND 401(A)(1) OF ERISA) OF THE COMPANY WHO CONTRIBUTE SIGNIFICANTLY TO THE FUTURE BUSINESS SUCCESS OF THE COMPANY WITH “TOP-HAT” SUPPLEMENTAL AND DEFERRED COMPENSATION BENEFITS THROUGH THE DEFERRAL OF ELIGIBLE COMPENSATION, ADDITIONAL DISCRETIONARY COMPANY MATCHING CONTRIBUTIONS AND DISCRETIONARY CONTRIBUTIONS AND, FOR CERTAIN ELIGIBLE EMPLOYEES, THROUGH ADDITIONAL DISCRETIONARY EXCESS PROFIT SHARING CONTRIBUTIONS AND AUTOMATIC DEFERRALS OF SECTION 162(M) CONTRIBUTIONS.
3.Definitions.
Section 3.01“Acceleration Events” has the meaning set forth in Section 10 hereof.
Section 3.02 “Account” means a hypothetical bookkeeping account(s) established in the name of each Participant and maintained by the Company to reflect the Participant’s interests under the Plan.
Section 3.03 “Affiliate” means any corporation, trade, or business which is treated as a single employer with the Company under Code Sections 414(b) or 414(c) and any other entity designated by the Committee as an “Affiliate” for purposes of the Plan.
Section 3.04“Applicable Employee Remuneration” means “applicable employee remuneration” as defined in Code Section 162(m)(4).
Section 3.05“Base Salary” means the annual rate of base pay paid by the Company to or for the benefit of the Participant for services rendered, including, as applicable, commissions, overtime, bonuses paid to a Participant who passes an actuarial exam, and bonuses paid in lieu of a raise, provided that such amounts are paid on substantially the same terms as base pay.

Section 3.06“Beneficiary” means any person or entity, designated in accordance, with Section 14.6, entitled to receive benefits that are payable upon or after a Participant’s death pursuant to the terms of the Plan.
Section 3.07“Board” means the Board of Directors of the Company, as constituted from time to time.
Section 3.08“Bonus Compensation” means compensation earned by a Participant for services rendered by a Participant under any bonus or cash incentive plan maintained by the Company relating to a service period of one year or less, which would be included as compensation under the Savings Plan, without regard to the limit under Code Section 401(a)(17).
Section 3.09“Claimant” has the meaning set forth in Section 15.01.
Section 3.10“Code” means the U.S. Internal Revenue Code of 1986, as amended, or any successor statute, and the Treasury Regulations and other authoritative guidance issued thereunder.
Section 3.11“Committee” means the committee of members of the Board (or any successor thereto), provided that with respect to the participation of any employee who is not an executive officer (as defined under Rule 3b-7 of the Securities Exchange Act of 1934, as amended) of the Company, “Committee” shall in addition mean the Chief Executive Officer of the Company, who shall have such authority with respect to any or all of the Ordinary Shares issuable under the Company’s equity compensation programs. With respect to matters not required by either Companies Act of 1963 of Ireland or by the corporate governance standards of the NASDAQ Stock Market, to be determined by the committee of members of the Board that administers the Company’s equity compensation programs, the Committee hereby delegates its authority to the Towers Watson U.S. Benefit Plans Administration Committee (or any successor thereto or other committee that is appointed to administer the Plan), which will serve as plan administrator and have all the authority of the Committee with respect to such matters.
Section 3.12“Company” means Willis Towers Watson plc, formerly Willis Group Holdings plc, a company incorporated in Ireland under registered number 475616, or any successor thereto and any Affiliate designated by the Committee as a sponsor of the Plan. Effective as of the Merger Effective Date, sponsorship of the Plan was transferred from Towers Watson Delaware to the Willis Tower Watson plc in connection with the Merger, and effective January 1, 2015, sponsorship of the Plan was transferred from Towers Watson Pennsylvania Inc. to Towers Watson Delaware as a result of the merger of Towers Watson Pennsylvania Inc. into Towers Watson Delaware Inc. All references herein to the “Company” for periods between January 1, 2015 and immediately prior to the Merger Effective Date shall mean Towers Watson Delaware and its Affiliates and for periods before January 1, 2015, shall mean Towers Watson Pennsylvania Inc., a Pennsylvania corporation, and its Affiliates.
Section 3.13“Deferral Election” means an election by an Eligible Employee to defer Eligible Compensation. Any election shall be irrevocable and, except as otherwise provided by the Committee, shall carry over from Plan Year to Plan Year unless changed or revoked during the applicable Election Period.
Section 3.14 “Disability” means that the Participant is determined to be disabled in accordance with the Company’s long-term disability plan.
Section 3.15“Discretionary Contribution” means the amount the Company contributes to the Plan on behalf of any Participant pursuant to Section 6.
Section 3.16“Discretionary Contribution Account” means a separate account maintained for each Eligible Employee to whom a Discretionary Contribution is credited to record the Discretionary Contributions made to the plan pursuant to Section 6.03 and all earnings and losses allocable thereto.
Section 3.17“Dividend Equivalent Rights,” or “DERs,” shall have the meaning set forth in the EIP.
Section 3.18“EIP” means the Willis Towers Watson PLC 2012 Equity Incentive Plan, as amended and restated from time to time, or in the event of a merger, consolidation, or other corporate transaction, the successor to such plan.

Section 3.19“Election Notice” means the notice or notices established from time to time by the Committee for making Deferral Elections under the Plan. The Election Notice includes the amount or percentage of Eligible Compensation to be deferred (subject to any minimum or maximum amounts established by the Committee). Each Election Notice shall become irrevocable as of the last day of the Election Period.
Section 3.20“Election Period” means the period established by the Committee with respect to each Plan Year during which Deferral Elections for such Plan Year must be made in accordance with the requirements of Code Section 409A, as follows:
(a)General Rule. Except as provided in (b) below, the Election Period shall end no later than the last day of the Plan Year immediately preceding the Plan Year in which the services will be rendered to which the Eligible Compensation subject to the Deferral Election relates.
(b)Performance-Based Compensation. If any Bonus Compensation constitutes “performance-based compensation” within the meaning of Treas. Reg. Section 1.409A-1(e), then the Election Period for such amounts shall end no later than six months before the end of the performance period for which the Bonus Compensation is earned (and in no event later than the date on which the amount of the Bonus Compensation becomes readily ascertainable). For the avoidance of doubt, an Employee must be employed by the Company as an Eligible Employee and must have established performance goals in writing, in each case by March 30 of the applicable performance period beginning on January 1, in order to make an election to defer “performance-based compensation” under this subsection (b).
Section 3.21“Elective Deferrals” means deferrals at the election of an Eligible Employee of Eligible Compensation.
Section 3.22“Elective Deferral Account” means a separate account maintained for each Participant to record the Elective Deferrals made to the Plan pursuant to Section 5 and all earnings and losses allocable thereto.
Section 3.23“Eligible Compensation” means the amount of an Eligible Employee’s Base Salary plus Bonus Compensation (or, during the 2017 Plan Year only, for a “legacy Willis” employee, as determined by the Company in its discretion, such Eligible Employee’s Base Salary only) that exceeds the limit under Code Section 401(a)(17) for the applicable Plan Year. In the event that, as of the last day of the Election Period, (i) there is less than six months before the end of the performance period for which Bonus Compensation is earned or (ii) the amount of Bonus Compensation has become readily ascertainable, Eligible Compensation means the amount of an Eligible Employee’s Base Salary only that, when added to the Eligible Employee’s Bonus Compensation paid during the applicable Plan Year, has exceeded the Code Section 401(a)(17) limit for the applicable Plan Year. Eligible Compensation shall not include any commissions and certain bonuses earned for producing, placing, or servicing business paid to the Eligible Employee once the Eligible Employee’s Base Salary (plus Bonus Compensation, to the extent applicable) has exceeded the Code Section 401(a)(17) limit for the applicable Plan Year.
Section 3.24“Eligible Employee” means, unless determined otherwise by the Company in its discretion, an Employee who (a) (i) is an associate at or above Level 50 for the 2017 Plan Year or Willis Towers Watson Level 38 (or the equivalent of a Level 50) for 2018 and later Plan Years, in either case as determined by the Company or (ii) for the 2017 Plan Year only, is a “legacy Willis” employee, as determined by the Company in its discretion; and (b) has Eligible Compensation for the applicable Plan Year; provided that certain employees who are producers with unique compensation arrangements, as determined by the Chief Executive Officer of the Company in its sole discretion, shall be excluded from the definition of Eligible Employee. Participation in the Plan is limited to a select group of the Company’s key management or highly compensated employees.
Section 3.25“Eligible Exchange Solutions Employee” means, unless determined otherwise by the Company in its discretion, an Eligible Employee who is eligible for a profit sharing contribution under the Savings Plan.
Section 3.26“Employee” means a U.S. employee of the Company or any Affiliate who is eligible to participate in the Savings Plan.

Section 3.27“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
Section 3.28“Excess Profit Sharing Contribution” means the amount the Company contributes to the Plan on behalf of any Exchange Solutions Participant pursuant to Section 6.02.
Section 3.29“Excess Profit Sharing Contribution Account” means a separate account maintained for each Exchange Solutions Participant to record the Excess Profit Sharing Contributions made to the Plan pursuant to Section 6.02, plus all earnings and losses allocable thereto.
Section 3.30“Exchange Solutions Participant” means an Eligible Exchange Solutions Employee who receives an Excess Profit Sharing Contribution into his or her Excess Profit Sharing Contribution Account for a Plan Year in accordance with Section 6.02 and any former Eligible Exchange Solutions Employee who continues to be entitled to a benefit under the Plan.
Section 3.31“FICA Amount” has the meaning set forth in Section 10.02.
Section 3.32“Insider” means any officer or director of the Company who is an “insider” for purposes of Section 16 of the Securities Exchange Act of 1934, or such other officer or director of the Company that is designated by the Committee as an “Insider” for purposes of the Plan.
Section 3.33“Matching Contribution” means the amount the Company contributes to the Plan on behalf of any Participant pursuant to Section 6.
Section 3.34“Matching Contribution Account” means a separate account maintained for each Participant to record the Matching Contributions made to the Plan pursuant to Section 6.01, plus all earnings and losses allocable thereto.
Section 3.35“Ordinary Shares” or “Share” means the ordinary shares of the Company, with a nominal value of $0.000304635.
Section 3.36“Participant” means an Eligible Employee who elects to participate in the Plan by filing an Election Notice in accordance with Section 5.01 and any former Eligible Employee who continues to be entitled to a benefit under the Plan. The term “Participant” shall also include an “Exchange Solutions Participant” and “Section 162(m) Participant” solely for purposes of the general provisions of the Plan as set forth in:
Section 7    Accounts and Investments
Section 9    Distribution of Participant Accounts
Section 10    Permissible Acceleration Events
Section 11    Code Section 162(m)
Section 12    Plan Administration
Section 13    Amendment and Termination
Section 14    Miscellaneous
Section 15    Claims Procedures
Section 3.37“Payment Date” means the first business day of the month on which the NASDAQ Stock Market is open for business following a Payment Event.
Section 3.38“Payment Event” has the meaning set forth in Section 9.01.
Section 3.39“Plan” means this Willis Towers Watson Non-Qualified Deferred Savings Plan for U.S. Employees, and as assumed by Willis Towers Watson plc as of the Merger Effective Date and as amended from time to time.
Section 3.40“Plan Year” means the twelve -consecutive -month period which begins on January 1 and ends on the following December 31.
Section 3.41“RSUs” means restricted share units granted pursuant to Section 10 of the EIP.

Section 3.42“Savings Plan” means the Towers Watson Savings Plan for U.S. Employees, as amended from time to time.
Section 3.43“Section 162(m) Account” means a hypothetical bookkeeping account established in the name of a Section 162(m) Participant and maintained by the Company to reflect the Section 162(m) Contributions and interest allocable thereto.
Section 3.44“Section 162(m) Contributions” has the meaning set forth in Section 6.04 hereof.
Section 3.45“Section 162(m) Cash Contributions” has the meaning set forth in Section 6.04 hereof.
Section 3.46“Section 162(m) Equity Contributions” has the meaning set forth in Section 6.04 hereof.
Section 3.47“Section 162(m) Participant” means the Chief Executive Officer of the Company and the other three highest compensated officers of the Company determined in accordance with Code Section 162(m) (other than the chief financial officer), to the extent such Chief Executive Officer and/or additional highest compensated officers were employees of Towers Watson or its subsidiaries prior to the Merger Effective Date.
Section 3.48“Separation from Service” has the meaning set forth in Code Section 409A(a)(2)(A)(i) and Treas. Reg. Section 1.409A-1(h).
Section 3.49“State, Local, and Foreign Tax Amount” has the meaning set forth in Section 10.05.
Section 3.50“Valuation Date” means each day of the Plan Year on which the NASDAQ Stock Market is open for business.
Section 3.51“Year of Service” means each year of service as determined under the Savings Plan.

4.	Eligibility; Participation.
Section 4.01Requirements for Participation. Any Eligible Employee may participate in the Plan commencing as of the first day of the Plan Year.
Section 4.02Election to Participate; Benefits of Participation. An Eligible Employee may become a Participant in the Plan by making a Deferral Election in accordance with Section 5. An Eligible Employee who elects to participate in the Plan by making a Deferral Election is eligible to receive Matching Contributions in accordance with Section 6.
Section 4.03Cessation of Participation. If a Participant ceases to be an Eligible Employee during a Plan Year, then the Participant’s Deferral Elections shall no longer be effective as of the end of the Plan Year.
Section 4.04Participation for Exchange Solutions Participants. Any Eligible Exchange Solutions Employee participates in the Plan for purposes of the Excess Profit Sharing Contribution when he or she receives an Excess Profit Sharing Contribution into his or her Excess Profit Sharing Contribution Account, without the need for an election to participate in the Plan. An Eligible Exchange Solutions Employee who ceases to be an Eligible Exchange Solutions Employee during the Plan Year shall not be eligible to receive an Excess Profit Sharing Contribution for that Plan Year.

5.	Election Procedures.
Section 5.01Deferral Election. An Eligible Employee may elect to defer Eligible Compensation as designated by the Committee by completing an Election Notice and submitting it in accordance with Plan procedures during the Election Period. The Election Notice must specify the amount or percentage of Eligible Compensation to be deferred (subject to any minimum and maximum amounts as set forth in Section 5.02).
Section 5.02Elective Deferrals. Unless otherwise specified by the Committee, a Participant may elect to defer receipt of up to six percent (6%) of Eligible Compensation. Participant deferrals for any Plan Year must be made in accordance with Deferral Election procedures as set forth in this Section 5. Unless otherwise specified by the Committee, Eligible Compensation deferrals shall be credited to a Participant’s Elective Deferral Account at substantially the same time that elective deferrals and Company matching contributions with respect to the same payroll period are contributed to the Savings Plan.

6.	Company Contributions.
Section 6.01Company Matching Contributions. Each Plan Year the Company may, but need not, make a Matching Contribution to the Plan on behalf of any Participant. The Matching Contribution may be expressed as a percentage of the Participant’s Base Salary, Bonus Compensation, or Eligible Compensation deferral as determined by the Committee. As of January 1, 2017, the Matching Contribution for a Plan Year shall be an amount equal to (a) one hundred percent (100%) of the Participant’s Elective Deferrals for such Plan Year for the first one percent (1%) of the Participant’s Eligible Compensation that the Participant defers; and (b) fifty percent (50%) of the Participant’s Elective Deferrals in excess of one percent (1%) and not more than six percent (6%) of the Participant’s Eligible Compensation that the Participant defers. The amount of Matching Contributions to be made to the Plan on behalf of any Participant for a Plan Year may be determined or modified by the Committee in its sole discretion. Unless otherwise specified by the Committee, any Matching Contribution shall be credited to the Participant’s Matching Contribution Account as of the business day that the corresponding Elective Deferrals are credited to the Participant’s Account. The Company is under no obligation to make a Matching Contribution for a Plan Year. Matching Contributions need not be uniform among Participants.
Section 6.02Excess Profit Sharing Contributions. Each Plan Year the Company may, but need not, make an Excess Profit Sharing Contribution to the Plan on behalf of any Eligible Exchange Solutions Employee. The Excess Profit Sharing Contribution may be expressed as a percentage of Eligible Compensation or the ratio of Eligible Compensation of an Eligible Exchange Solutions Employee to the total Eligible Compensation of all Eligible Exchange Solutions Employees eligible for an Excess Profit Sharing Contribution for the Plan Year, as determined by the Committee in its discretion. The amount of the Excess Profit Sharing Contribution to be made to the Plan on behalf of any Eligible Exchange Solutions Employee for a Plan Year may be determined or modified by the Committee in its sole discretion. Unless otherwise specified by the Committee, any Excess Profit Sharing Contribution shall be credited to the Exchange Solutions Participant’s Excess Profit Sharing Contribution Account as of the business day that the Exchange Solutions Participant receives a discretionary contribution under the Savings Plan. The Company is under no obligation to make an Excess Profit Sharing Contribution for a Plan Year.
Section 6.03Discretionary Contributions. Each Plan Year, the Company may, but need not, make additional Discretionary Contributions to the Plan on behalf of any Eligible Employee for such Plan Year. The amount of Discretionary Contributions to be made to the Plan on behalf of any Eligible Employee for a Plan Year may be determined by the Company, in its sole discretion (or, with respect to an Insider, the Committee, in its sole discretion), and the Company is under no obligation to make a Discretionary Contribution for a Plan Year. The Discretionary Contribution shall be credited to the Eligible Employee’s Discretionary Contribution Account as of the business day that the Company determines the amount of such Discretionary Contribution. Discretionary Contributions need not be uniform among Eligible Employees.
Section 6.04Section 162(m) Contributions. If a Section 162(m) Participant’s Applicable Employee Remuneration exceeds $1,000,000 for a fiscal year, the amount in excess of $1,000,000 will be deferred under the Plan. Amounts deferred under this Section 6.4 shall be referred to as the “Section 162(m) Contributions.” The provisions of this Plan regarding the requirements to defer amounts pursuant to this Section 6.04 specifically override any contrary provision in any plan, program, arrangement, or agreement of the Company that would require or permit an earlier payment of the Section 162(m) Contributions. The Section 162(m) Contributions for a Section 162(m) Participant during a fiscal year shall be determined pursuant to this Section 6.04, but the Section 162(m) Contributions shall be first taken from the Applicable Employee Remuneration that consists of equity or equity-based compensation (“Section 162(m) Equity Contributions”) and thereafter from base salary that would be otherwise payable to the Section 162(m) Participant (“Section 162(m) Cash Contributions”), and the Committee shall determine any additional items of compensation from which such Section 162(m) Contributions shall be taken. The Section 162(m) Contributions shall be credited to the Section 162(m) Participant’s Section 162(m) Account at the time the Section 162(m) Contributions would have been paid to the Section 162(m) Participant if no deferral were made.

7.	Accounts and Investments.
Section 7.01Establishment of Accounts. The Company shall establish and maintain an Account for each Participant. The Company may establish more than one Account on behalf of any Participant as deemed necessary by the Committee for administrative purposes.
Section 7.02Investments. Each Account (other than the Section 162(m) Cash Contributions in a Section 162(m) Account) shall be deemed invested in Ordinary Shares as of the last day of the calendar quarter (ending in March, June, September and December, respectively) in which such deferral or contribution is credited to the Account, or as soon as practicable thereafter. For the period between the time the deferral is credited to the Account and the time the deferral is deemed to be invested in Ordinary Shares, the deferral shall, unless otherwise determined by the Committee, be credited with interest determined based on the prime rate of interest determined as of the first business day of the applicable calendar year. In the event of changes in the outstanding Ordinary Shares or in the capital structure of the Company by reason of any share or extraordinary cash dividend, share split, reverse share split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization, the Ordinary Shares credited to each Participant’s Account will be equitably adjusted or substituted, as to the number, price, or kind of Ordinary Share or other consideration. An adjustment under this provision may have the effect of reducing the price at which Ordinary Shares may be acquired to less than their nominal value (the “Shortfall”), but only if and to the extent that the Board shall be authorized to capitalize from the reserves of the Company a sum equal to the Shortfall and to apply that sum in paying up that amount on the Ordinary Shares. For the avoidance of doubt, the amount to be paid up on an Ordinary Share issued pursuant to the Plan may never be less than the nominal value of the Ordinary Share.
Section 7.03Investment Earnings. Each Account (other than the Section 162(m) Cash Contributions in a Section 162(m) Account) shall be adjusted based on the performance of the Ordinary Shares. The Account of a Participant who has ceased to be an Eligible Employee shall continue to be credited with earnings and losses until the applicable Payment Date. The distribution to a Participant on the distribution date shall be based on the value of the Participant’s Account as of the applicable Payment Date, less the nominal value of the Ordinary Shares distributed. Dividends, if any, which are awarded for Ordinary Shares will be credited to Participant Accounts and deemed invested in Ordinary Shares.
Section 7.04Section 162(m) Account. The Section 162(m) Cash Contributions in a Section 162(m) Account shall be credited with interest equal to the prime rate of interest as reported by the Company’s bank from time to time.
Section 7.05Nature of Accounts. Accounts may not actually be invested in Ordinary Shares and Participants do not have any real or beneficial ownership in Ordinary Shares prior to a Payment Event. A Participant’s Account is solely a device for the measurement and determination of the amounts to be paid to the Participant pursuant to the Plan and shall not constitute or be treated as a trust fund of any kind.
Section 7.06Statements. Each Participant shall be provided with statements or access to statements setting out the amounts in his or her Account(s), which shall be delivered or made available at such intervals determined by the Committee, and shall reflect the applicable number of shares and the value of Ordinary Shares on the applicable Valuation Date or the amount of interest accredited to the Account, if applicable.
Section 7.07RSUs. Notwithstanding anything to the contrary in Sections 7.02 and 7.03, a Participant’s Account may be credited with RSUs granted pursuant to the EIP in lieu of notional Ordinary Shares with respect to Elective Deferrals and, if applicable, Matching Contributions, Excess Profit Sharing Contributions, or Discretionary Contributions, all as determined by the Committee, in which case such RSUs shall include DERs that shall be deemed reinvested in additional RSUs unless provided otherwise by the Committee. Such RSUs (including any RSUs credited pursuant to DERs) shall vest as set forth in Section 8 of this Plan and shall be payable at the times and subject to the terms set forth in Sections 9, 10, and 11 of this Plan, and shall be subject to the terms of the EIP. This Plan shall constitute the Award Agreement with respect to any such RSUs and in the event that the Company determines there to be a conflict between the terms of this Plan and the EIP with respect to such RSUs or DERs, the terms of the Willis Towers Watson 2012 EIP shall control. A Participant shall have no rights in, to, or as a holder of Ordinary Shares with respect to any unissued securities covered by any RSUs until the date the Participant becomes the holder of record of such securities.
Section 7.08Investments in the Excess Profit Sharing Contribution Account. Notwithstanding anything to the contrary in this Section 7, the Excess Profit Sharing Contribution Account may be deemed to be invested instead in an interest bearing notional account, as determined by the Committee. In that case, the Excess Profit Sharing Contribution Account shall be deemed to be credited with the interest payable to such fund.

8.	Vesting.
Section 8.01Vesting of Elective Deferrals. Participants shall be fully vested at all times in their Elective Deferrals and any earnings thereon.
Section 8.02Vesting of Matching Contributions. Unless determined otherwise by the Committee, Participants shall be vested in their Matching Contributions on the earlier of (a) two (2) Years of Service; (b) death; or (c) Disability. Notwithstanding the preceding provision, a Participant in the Plan who is an Employee on the date preceding the Merger Effective Date, and ceases to be an Employee immediately after the Merger Effective Date, and any Deferred Offeree (as defined in the Merger Agreement) shall be fully vested in his or her Matching Contributions under this Plan.
Section 8.03Vesting of Excess Profit Sharing Contributions. Unless determined otherwise by the Committee, Exchange Solutions Participants shall be vested in their Excess Profit Sharing Contributions on the earlier of (a) two (2) Years of Service; (b) death; or (c) Disability.
Section 8.04Vesting of Discretionary Contributions. Unless determined otherwise by the Committee, Participants shall be vested in their Discretionary Contributions on the earlier of (a) two (2) Years of Service; (b) death; or (c) Disability.
Section 8.05Vesting of Section 162(m) Contributions. Each Section 162(m) Participant shall be fully vested at all times in the Section 162(m) Contributions and any interest allocated thereto.

9.	Distribution of Participant Accounts.
Section 9.01In General. Distribution of a Participant’s vested Account (other than the Section 162(m) Account) shall be made on the Payment Date following the earliest to occur of the following events (each a “Payment Event”):
a.the date that is six (6) months after the Participant’s Separation from Service; or
b.the date that is thirty (30) days after the Participant’s death.
Section 9.02Distribution of Section 162(m) Account. The balance in the Section 162(m) Account shall be paid to the Section 162(m) Participant during the Section 162(m) Participant’s first taxable year in which the Committee reasonably anticipates that the Company’s tax deduction will not be limited or eliminated by the application of Code Section 162(m). The Section 162(m) Equity Contributions shall be paid in Ordinary Shares (with fractional shares paid in cash), and the Section 162(m) Cash Contributions, along with all interest attributed thereto, shall be paid in cash. Notwithstanding the foregoing, in the event of the Section 162(m) Participant’s death, payment of the balance in the Section 162(m) Account shall be made in a lump sum as soon as reasonably practicable following the Section 162(m) Participant’s death to the beneficiary designated pursuant to Section 14.6.
Section 9.03Timing of Valuation. The value of a Participant’s Account on the Payment Date shall be determined as of the applicable Payment Date.
Section 9.04Forfeiture of Unvested Accounts. Unless otherwise determined by the Committee, a Participant’s unvested Account balance shall be forfeited upon the occurrence of a Payment Event.

Section 9.05Timing of Distributions. Except as otherwise provided in this Plan, distribution shall be made on the Payment Date.
Section 9.06Method of Distribution. The Participant’s vested Account (other than the Section 162(m) Account) shall be paid in Ordinary Shares; provided that, if the Participant’s vested Account balance on such Payment Event has a total value of less than $1,000, the vested Account shall be paid in cash. Fractional shares shall be paid in cash.
10.PERMISSIBLE ACCELERATION EVENTS. NOTWITHSTANDING ANYTHING IN THE PLAN TO THE CONTRARY, THE COMMITTEE, IN ITS SOLE DISCRETION, MAY ACCELERATE THE DISTRIBUTION OF ALL OR A PORTION OF A PARTICIPANT'S VESTED ACCOUNT UPON THE OCCURRENCE OF ANY OF THE EVENTS (“ACCELERATION EVENTS”) SET FORTH IN THIS SECTION 10. THE COMMITTEE'S DETERMINATION OF WHETHER DISTRIBUTION MAY BE ACCELERATED IN ACCORDANCE WITH THIS SECTION 10 SHALL BE MADE IN ACCORDANCE WITH TREAS. REG. SECTION 1.409A-3(J)(4).
Section 10.01Limited Cashouts. The Committee may accelerate distribution of a Participant’s vested Account to the extent that (a) the aggregate amount in the Participant’s Account does not exceed the applicable dollar amount under Code Section 402(g)(1)(B); (b) the distribution results in the termination of the Participant’s entire interest in the Plan and any plans that are aggregated with the Plan pursuant to Treas. Reg. Section 1.409A-1(c)(2); and (c) the Committee’s decision to cash out the Participant’s Account is evidenced in writing no later than the date of distribution.
Section 10.02Payment of Employment Taxes. The Committee may accelerate distribution of all or a portion of a Participant’s vested Account (a) to pay the Federal Insurance Contributions Act (FICA) tax imposed under Code Sections 3101, 3121(a), and 3121(v)(2) (the “FICA Amount”); or (b) to pay the income tax at source on wages imposed under Code Section 3401 or the corresponding withholding provisions of applicable state, local, or foreign tax laws as a result of the payment of the FICA Amount and the additional income tax at source on wages attributable to the pyramiding Section 3401 wages and taxes; provided, however, that the total payment under this Section 10.2 shall not exceed the FICA Amount and the income tax withholding related to the FICA Amount.
Section 10.03Distribution Upon Income Inclusion. The Committee may accelerate distribution of all or a portion of a Participant’s vested Account to the extent that the Plan fails to meet the requirements of Code Section 409A, provided that, the amount accelerated shall not exceed the amount required to be included in income as a result of the failure to comply with Code Section 409A.
Section 10.04Termination of the Plan. The Committee may accelerate distribution of all or a portion of a Participant’s vested Account upon termination of the Plan in accordance with Treas. Reg. Section 1.409A-3(j)(4)(ix).
Section 10.05Payment of State, Local, or Foreign Taxes. The Committee may accelerate distribution of all or a portion of a Participant’s vested Account for:
(a)the payment of state, local, or foreign tax obligations arising from participation in the Plan that relate to an amount deferred under the Plan before the amount is paid or made available to the Participant (the “State, Local, and Foreign Tax Amount”), provided, however, the accelerated payment amount shall not exceed the taxes due as a result of participation in the Plan, and/or
(b)the payment of income tax at source on wages imposed under Code Section 3401 as a result of such payment and the payment of the additional income tax at source on wages imposed under Code Section 3401 attributable to the additional Section 3401 wages and taxes; provided however, the accelerated payment amount shall not exceed the aggregate of the State, Local, and Foreign Tax Amount and the income tax withholding related to such amount.

Section 10.06Certain Offsets. The Committee may accelerate distribution of all or a portion of the Participant’s vested Account to satisfy a debt of the Participant to the Company or an Affiliate incurred in the ordinary course of the service relationship between the Company and the Participant, provided, however, the amount accelerated shall not exceed $5,000 and the distribution shall be made at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant.
11.CODE SECTION 162(M). IF THE COMMITTEE REASONABLY ANTICIPATES THAT, IF A DISTRIBUTION WERE MADE AS SCHEDULED UNDER THE PLAN IT WOULD RESULT IN A LOSS OF THE COMPANY'S TAX DEDUCTION DUE TO THE APPLICATION OF CODE SECTION 162(M), SUCH DISTRIBUTION MAY BE DELAYED AND PAID DURING THE PARTICIPANT'S FIRST TAXABLE YEAR IN WHICH THE COMMITTEE REASONABLY ANTICIPATES THAT THE COMPANY'S TAX DEDUCTION WILL NOT BE LIMITED OR ELIMINATED BY THE APPLICATION OF CODE SECTION 162(M). NOTWITHSTANDING THE FOREGOING, NO DISTRIBUTION UNDER THE PLAN MAY BE DEFERRED IN ACCORDANCE WITH THIS SECTION 11 UNLESS ALL SCHEDULED DISTRIBUTIONS TO THE PARTICIPANT AND ALL SIMILARLY SITUATED PARTICIPANTS THAT COULD BE DELAYED IN ACCORDANCE WITH TREAS. REG. SECTION 1.409A-2(B)(7)(I) ARE ALSO DELAYED.

12.	Plan Administration.
Section 12.01Administration By Committee. The Plan shall be administered by the Committee, which shall have the authority to:
(a)construe and interpret the Plan and apply its provisions;
(b)promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;
(c)authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(d)determine minimum or maximum amounts, and the types of compensation, that Participants may elect to defer under the Plan;
(e)determine whether any Matching Contributions, Excess Profit Sharing Contributions, or Discretionary Contributions will be made to the Plan with respect to any Plan Year and the amount of any such contributions;
(f)select, subject to the limitations set forth in the Plan, those Employees who shall be Eligible Employees;
(g)calculate deemed earnings and losses on Accounts;
(h)interpret, administer, reconcile any inconsistency in, correct any defect in, and/or supply any omission in the Plan and any instrument, Election Notice, or agreement relating to the Plan; and
(i)exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.
Section 12.02Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and any such determinations may be made selectively among Participants. Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations with regard to: (a) the terms or conditions of any Elective Deferral; or (b) the amount, terms, or conditions of any Matching Contribution or Discretionary Contribution; or (c) the amount, terms, or conditions of an Excess Profit Sharing Contribution.

Section 12.03Committee Decisions Final. Subject to Section 15, all decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.
Section 12.04Indemnification. No member of the Committee or any designee shall be liable for any action, failure to act, determination, or interpretation made in good faith with respect to the Plan except for any liability arising from his or her own willful malfeasance, gross negligence, or reckless disregard of his or her duties.
13.AMENDMENT AND TERMINATION. SUBJECT TO THE APPLICABLE REQUIREMENTS OF CODE SECTION 409A, THE BOARD OR THE COMMITTEE, TO THE EXTENT THAT AUTHORITY HAS BEEN DELEGATED TO THE COMMITTEE, MAY, AT ANY TIME, AND IN ITS SOLE DISCRETION, ALTER, AMEND, MODIFY, SUSPEND, OR TERMINATE THE PLAN OR ANY PORTION THEREOF, PROVIDED, HOWEVER, THAT NO SUCH AMENDMENT, MODIFICATION, SUSPENSION, OR TERMINATION SHALL, WITHOUT THE CONSENT OF A PARTICIPANT, ADVERSELY AFFECT SUCH PARTICIPANT'S RIGHTS WITH RESPECT TO AMOUNTS CREDITED TO OR ACCRUED IN HIS OR HER ACCOUNT. THE BOARD MAY ALSO AT ANY TIME TERMINATE THE FUNCTIONS OF THE COMMITTEE AND REASSUME ALL POWERS AND AUTHORITY PREVIOUSLY DELEGATED TO THE COMMITTEE.
14.Miscellaneous.
Section 14.01No Employment or Other Service Rights. Nothing in the Plan or any instrument executed pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate or interfere in any way with the right of the Company or any Affiliate to terminate the Participant’s employment or service at any time with or without notice and with or without cause.
Section 14.02Tax Withholding. The Company and its Affiliates shall have the right to deduct from any amounts otherwise payable under the Plan any federal, state, local, or other applicable taxes required to be withheld.
Section 14.03Governing Law. The Plan shall be administered, construed and governed in all respects under and by the laws of Ireland, without reference to the principles of conflicts of law (except and to the extent pre-empted by applicable laws of the United States).
Section 14.04Code Section 409A. The Company intends that the Plan comply with the requirements of Code Section 409A and shall be operated and interpreted consistent with that intent. Notwithstanding the foregoing, the Company makes no representation that the Plan complies with Code Section 409A and shall have no liability to any Participant for any failure to comply with Code Section 409A.
This Plan shall constitute an “account balance plan” as defined in Treas. Reg. Section 31.3121(v)(2)-1(c)(1)(ii)(A). For purposes of Code Section 409A, all amounts deferred under this Plan shall be aggregated with amounts deferred under other account balance plans.
Section 14.05No Warranties. Neither the Company nor the Committee warrants or represents that the value of any Participant’s Account will increase. Each Participant assumes the risk in connection with the deemed investment of his or her Account.
Section 14.06Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries to receive the Participant’s interest in the Plan in the event of the Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a Participant fails to designate a beneficiary, then the Participant’s designated beneficiary shall be deemed to be the Participant’s estate.
Section 14.07No Assignment. Neither a Participant nor any other person shall have any right to sell, assign, transfer, pledge, anticipate, or otherwise encumber, transfer, hypothecate, or convey any amounts payable hereunder prior to the date that such amounts are paid (except for the designation of beneficiaries pursuant to Section 14.06).

Section 14.08Expenses. The costs of administering the Plan shall be charged to Participant Accounts, unless paid for by the Company, as determined by the Company in its discretion.
Section 14.09Severability. If any provision of the Plan is held to be invalid, illegal, or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent of such invalidity, illegality, or unenforceability and the remaining provisions shall not be affected.
Section 14.10Headings and Subheadings. Headings and subheadings in the Plan are for convenience only and are not to be considered in the construction of the provisions hereof.
15.Claims Procedures.
Section 15.01Filing a Claim. Any Participant or other person claiming an interest in the Plan (the “Claimant”) may file a claim in writing with the Committee. The Committee shall review the claim itself or appoint an individual or entity to review the claim.
Section 15.02Claim Decision. The Claimant shall be notified within ninety (90) days after the claim is filed whether the claim is approved or denied, unless the Committee determines that special circumstances beyond the control of the Plan require an extension of time, in which case the Committee may have up to an additional ninety (90) days to process the claim. If the Committee determines that an extension of time for processing is required, the Committee shall furnish written or electronic notice of the extension to the Claimant before the end of the initial ninety (90)-day period. Any notice of extension shall describe the special circumstances necessitating the additional time and the date by which the Committee expects to render its decision.
Section 15.03Notice of Denial. If the Committee denies the claim, it must provide to the Claimant, in writing or by electronic communication, a notice which includes:
(a)The specific reason(s) for the denial;
(b)Specific reference to the pertinent Plan provisions on which such denial is based;
(c)A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary;
(d)A description of the Plan’s appeal procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial of the claim on appeal; and
(e)If an internal rule was relied on to make the decision, either a copy of the internal rule or a statement that this information is available at no charge upon request.
Section 15.04Appeal Procedures. A request for appeal of a denied claim must be made in writing to the Committee within sixty (60) days after receiving notice of denial. The decision on appeal will be made within sixty (60) days after the Committee’s receipt of a request for appeal, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than one hundred twenty (120) days after receipt of a request for appeal. A notice of such an extension must be provided to the Claimant within the initial sixty (60)-day period and must explain the special circumstances and provide an expected date of decision. The reviewer shall afford the Claimant an opportunity to review and receive, without charge, all relevant documents, information and records and to submit issues and comments in writing to the Committee. The reviewer shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.
Section 15.05Notice of Decision on Appeal. If the Committee denies the appeal, it must provide to the Claimant, in writing or by electronic communication, a notice which includes:
(a)The specific reason(s) for the denial;
(b)Specific references to the pertinent Plan provisions on which such denial is based;

(c)A statement that the Claimant may receive on request all relevant records at no charge;
(d)A description of the Plan’s voluntary procedures and deadlines, if any;
(e)A statement of the Claimant’s right to sue under Section 502(a) of ERISA; and
(f)If an internal rule was relied on to make the decision, either a copy of the internal rule or a statement that this information is available at no charge upon request.
Section 15.06Claims Procedures Mandatory. The internal claims procedures set forth in this Section 15 are mandatory. If a Claimant fails to follow these claims procedures, or to timely file a request for appeal in accordance with this Section 15, the denial of the claim shall become final and binding on all persons for all purposes.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Towers Watson Delaware Inc. has adopted this Plan as of the Effective Date written above.
TOWERS WATSON DELAWARE INC.

By /s/ Susan Fegan
Name:    Susan Fegan
Title:    Benefits Director, North America
Date: October 31, 2016